UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following communication was mailed to certain Solectron stockholders on September 18, 2007
SOLECTRON CORPORATION
847 Gibraltar Drive
Milpitas, California 95035
September 18, 2007
Dear Fellow Stockholder:
According to our latest records, we have not yet received your proxy for the important Special Meeting of Solectron Corporation, to be held on September 27, 2007. Your Board of Directors unanimously recommends that stockholders vote FOR the proposed merger with Flextronics International Ltd.
Please help your company avoid the expense of further solicitation by voting TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Thank you for your cooperation.
Very truly yours,

Todd DuChene
Executive Vice President,
General Counsel and Secretary

TIME IS SHORT AND YOUR VOTE IMPORTANT!
To ensure that your shares are represented at the meeting,
please vote TODAY by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.
If you have any questions, or need assistance in the last-minute voting of your shares, please call our proxy solicitor:
INNISFREE M&A INCORPORATED
TOLL-FREE, at (877) 825-8971.

Additional Information and Where to Find it:
In connection with the proposed merger with Solectron, Flextronics has filed a Registration Statement on Form S-4/A (SEC File No. 333-14486) with the SEC that contains a definitive Joint Proxy Statement/Prospectus. Before making any voting or investment decision with respect to the proposed merger, investors and security holders are urged to read carefully the Registration Statement and the definitive Joint Proxy Statement/Prospectus and related materials, because they contain important information about Flextronics, Solectron and the proposed merger. Documents filed with the SEC, including the definitive Joint Proxy Statement/Prospectus, and other relevant materials, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of any documents that Flextronics and Solectron have filed with the SEC by directing a written request to:

For information relating to Flextronics:	For information relating to Solectron:

Flextronics International Ltd. 2090 Fortune Drive San Jose, CA 95131 Attention: Investor Relations	Solectron Corporation 847 Gibraltar Drive Milpitas, CA 95035 Attention: Investor Relations
This letter shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation:
Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the definitive Joint Proxy Statement/Prospectus referred to above. This document is available free of charge at the SEC’s website (www.sec.gov) or by contacting Flextronics and Solectron at their respective addresses listed above.